SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 11, 2001
                                 --------------


                         STANLEY FURNITURE COMPANY, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                        0-14938                       54-1272589
   --------                        -------                       ----------
(State or other                  (Commission                   (IRS Employer
 jurisdiction of                 File Number)                Identification No.)
 incorporation)


1641 Fairystone Park Highway, Stanleytown, Virginia                    24168
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  (Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code: (540) 627-2000
                                                           --------------



         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


ITEM 5.  OTHER EVENTS

         On June 11, 2001, the Registrant issued a press release commenting on the outlook for the second quarter and full year 2001. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

                  The following exhibits are filed as a part of this report.

99.1     Press release dated June 11, 2001.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        STANLEY FURNITURE COMPANY, INC.

   June 12, 2001                        By: /s/Albert L. Prillaman
   ---------------                      ------------------------------
       Date                              Albert L. Prillaman
                                          President, Chief Executive Officer,
                                           and Chairman of the Board








                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE:                  CONTACT: DOUGLAS I. PAYNE
June 11, 2001                           Exec. V.P. - Finance and Administration
                                        (540) 627-2157
                                        e-mail:dpayne@stanleyfurniture.com

                                        ANITA W. WIMMER
                                        Treasurer
                                        (540) 627-2446
                                        e-mail:awimmer@stanleyfurniture.com


                      STANLEY FURNITURE UPDATES OUTLOOK FOR
                      THE SECOND QUARTER AND FULL YEAR 2001


STANLEYTOWN, VA, June 11, 2001/PRNewswire/ -- Stanley Furniture Company, Inc. (Nasdaq-NNM:STLY) announced today that second quarter sales are now expected to be below previously anticipated levels due to continued weakness in retail furniture activity. Consequently, the Company now anticipates a sales decline in excess of 20% compared to record shipments in the second quarter of 2000 and diluted earnings per share to be $.35 to $.40, down from prior outlook of $.40 to $.45, and compared to $.67 last year.

 "During the second quarter, retail furniture activity continued to weaken with residential wood furniture incurring a more pronounced decline than other segments of the furniture industry," commented Albert L. Prillaman, chairman and chief executive officer of Stanley Furniture Company. "Since Memorial Day, we have been encouraged by an improved order rate, with orders trending below the comparable prior year period in the mid-single digits on a percentage basis. We do not expect positive comparisons in sales and earnings until the fourth quarter of this year. We now anticipate total year 2001 sales to decline approximately 10% compared to last year and diluted earnings per share of $2.10 to $2.40, down from prior outlook of $2.30 to $2.60, and compared to $2.63 last year. We will continue to closely manage our cost and inventory levels, and adjust production schedules to match order trends."

"Our Young AmericaTM bedroom and home office categories have faired much better than our collections (including bedroom and dining room) during this slowdown. Therefore, we continue to believe the Company is well-positioned in the marketplace, especially with the growth potential in these two categories," concluded Mr. Prillaman.

The Company plans to report operating results for the second quarter ending June 30, 2001 before the market opens on Tuesday, July 17, 2001.

A conference call will be held on June 12, 2001 at 10:00 a.m. Eastern Time, to review this press release. The dial-in-number is (913) 981-5522. A replay will be available through June 19, 2001. The dial-in-number for the replay is (719) 457-0820 with an access code of 690832.

Established in 1924, Stanley Furniture Company, Inc. is a leading manufacturer of wood furniture targeted at the upper-medium price range of the residential market. Manufacturing facilities are located in Stanleytown and Martinsville, VA, and Robbinsville, Lexington, and West End, NC. Its common stock is traded on the Nasdaq stock market under the symbol STLY.

For more information, visit our web site at www.stanleyfurniture.com.


Certain statements made in this release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology. These statements reflect the Company's reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include the cyclical nature of the furniture industry, fluctuations in the price of lumber which is the most significant raw material used by the Company, credit exposure to customers in the current economic climate, competition in the furniture industry, capital costs and general economic condition. Any forward-looking statement speaks only as of the date of this press release, and the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.